                                                                     EXHIBIT 4.2

                        MERCURY INTERACTIVE CORPORATION
                          1996 SUPPLEMENTAL STOCK PLAN



    1.   Purposes of the Plan.  The purposes of this Stock Plan are:
         --------------------

         . to attract and retain the best available personnel for positions of substantial responsibility,

         .  to provide additional incentive to Employees and Consultants, and

         .  to promote the success of the Company's business.

     Nonstatutory Stock Options may be granted under the Plan.

    2.   Definitions.  As used herein, the following definitions shall apply:
         -----------

         (a)  "Administrator" means the Board or any of its Committees as shall
               -------------
be administering the Plan, in accordance with Section 4 of the Plan.

         (b)  "Applicable Laws" means the legal requirements relating to the
               ---------------
administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options, are, or will be, granted under the Plan.

         (c)  "Board" means the Board of Directors of the Company.
               -----

         (d)  "Code" means the Internal Revenue Code of 1986, as amended.
               ----

         (e)  "Committee"  means a Committee appointed by the Board in
               ---------
accordance with Section 4 of the Plan.

         (f)  "Common Stock" means the Common Stock of the Company.
               ------------

         (g)  "Company" means Mercury Interactive Corporation,  a Delaware
               -------
corporation.

         (h)  "Consultant" means any person, including an advisor, who is not a
               ----------
United States citizen, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors.

         (i)  "Continuous Status as an Employee or Consultant" means that the
               ----------------------------------------------
employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company.

         (j)  "Director" means a member of the Board.
               --------

         (k)  "Disability" means total and permanent disability as defined in
               ----------
Section 22(e)(3) of the Code.

         (l)  "Employee" means any person, excluding Officers and Directors,
               --------
who is not a United States citizen, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (m)  "Fair Market Value" means, as of any date, the value of Common
               -----------------
Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

         (n)  "Nonstatutory Stock Option" means an Option not intended to
               -------------------------
qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (o)  "Notice of Grant" means a written notice evidencing certain
               ---------------
terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

         (p)  "Officer" means a person who is an officer of the Company within
               -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (q)  "Option" means a stock option granted pursuant to the Plan.
               ------

         (r)  "Option Agreement" means a written agreement between the Company
               ----------------
and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

         (s)  "Option Exchange Program" means a program whereby outstanding
               -----------------------
options are surrendered in exchange for options with a lower exercise price.

         (t)  "Optioned Stock" means the Common Stock subject to an Option.
               --------------

         (u)   "Optionee" means an Employee or Consultant who holds an
                --------
outstanding Option.

         (v)  "Parent" means a "parent corporation", whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

         (w)  "Plan" means this 1996 Supplemental Option Plan.
               ----

         (x)  "Share" means a share of the Common Stock, as adjusted in
               -----
accordance with Section 12 of the Plan.

         (y)  "Subsidiary" means a "subsidiary corporation", whether now or
               ----------
hereafter existing, as defined in Section 424(f) of the Code.

    3.   Stock Subject to the Plan.  Subject to the provisions of Section 12 of
         -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided,
                                                               --------
however, that Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

    4.   Administration of the Plan.
         --------------------------

         (a)  Administration.  The Plan shall be administered by (A) the Board
              --------------
or (B) a Committee designated by the Board, which Committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

         (b)  Powers of the Administrator.  Subject to the provisions of the
              ---------------------------
Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

              (ii) to select the Consultants and Employees to whom Options may be granted hereunder;

              (iii) to determine whether and to what extent Options are granted hereunder;

              (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

              (v)  to approve forms of agreement for use under the Plan;

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

              (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

              (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

              (x) to modify or amend each Option (subject to Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan ;

              (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

              (xii) to institute an Option Exchange Program;

              (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

         (c)  Effect of Administrator's Decision.  The Administrator's
              ----------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

    5.   Eligibility.  Nonstatutory Stock Options may be granted to Employees
         -----------
and Consultants. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options. Notwithstanding anything to the contrary contained in the Plan, an Option may not be granted to Officers or Directors under this Plan.

    6.   Limitations.  Neither the Plan nor any Option shall confer upon an
         -----------
Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

    7.   Term of Plan.  The Plan shall become effective upon its adoption by the
         ------------
Board. IT SHALL CONTINUE IN EFFECT UNTIL TERMINATED UNDER SECTION 14 OF THE
PLAN.

    8.   Term of Option.  The term of each Option shall be stated in the Notice
         --------------
of Grant.

    9.   Option Exercise Price and Consideration.
         ---------------------------------------

         (a)  Exercise Price.  The per share exercise price for the Shares to be
              --------------

issued pursuant to exercise of an Option shall be determined by the Administrator.

         (b)  Waiting Period and Exercise Dates.  At the time an Option is
              ---------------------------------
granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

         (c)  Form of Consideration.  The Administrator shall determine the
              ---------------------
acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

              (i)  cash;

              (ii) check;

              (iii) promissory note;

              (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

              (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

              (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

              (viii) any combination of the foregoing methods of payment.

         10.  Exercise of Option.
              ------------------

              (a)  Procedure for Exercise; Rights as a Shareholder. Any Option
                   -----------------------------------------------
granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

                   An Option may not be exercised for a fraction of a Share.

                   An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue

(or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

              Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              (b)  Termination of Employment or Consulting Relationship.  Upon
                   ----------------------------------------------------
termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Notice of Grant to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                   Notwithstanding the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, the Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status.

              (c)  Disability of Optionee.  Upon termination of an Optionee's
                   ----------------------
Continuous Status as an Employee or Consultant as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of termination, but only to the extent that the Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option as set forth in the Notice of Grant). If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (d)  Death of Optionee.  Upon the death of an Optionee, the Option
                   -----------------
may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee would have been entitled to exercise the Option on the date of death. If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If the Optionee's estate or the person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (e)  Buyout Provisions.  The Administrator may at any time offer
                   -----------------
to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11.   NON-TRANSFERABILITY OF OPTIONS.  AN OPTION MAY NOT BE SOLD, PLEDGED,
         ------------------------------
ASSIGNED, HYPOTHECATED, TRANSFERRED, OR DISPOSED OF IN ANY MANNER OTHER THAN BY WILL OR BY THE LAWS OF DESCENT OR DISTRIBUTION AND MAY BE EXERCISED, DURING THE LIFETIME OF THE OPTIONEE, ONLY BY THE OPTIONEE.

    12.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or
         ------------------------------------------------------------------
         Asset Sale.
         ----------

         (a)  Changes in Capitalization.  Subject to any required action by the
              -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (b)  Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

         (c)  Merger or Asset Sale.  In the event of a merger of the Company
              --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding

Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    13.  Date of Grant.  The date of grant of an Option shall be, for all
         -------------
purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    14.  Amendment and Termination of the Plan.
         -------------------------------------

         (a)  Amendment and Termination.  The Board may at any time amend,
              -------------------------
alter, suspend or terminate the Plan.

         (b)  Effect of Amendment or Termination.  No amendment, alteration,
              ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

    15.  Conditions Upon Issuance of Shares.
         ----------------------------------

         (a)  Legal Compliance.  Shares shall not be issued pursuant to the
              ----------------
exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b)  Investment Representations.  As a condition to the exercise of an
              --------------------------
Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    16.  Liability of Company.  The inability of the Company to obtain authority
         --------------------
from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    17.  Reservation of Shares.  The Company, during the term of this Plan, will
         ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                        MERCURY INTERACTIVE CORPORATION

                          1996 SUPPLEMENTAL STOCK PLAN

                    STOCK OPTION AGREEMENT -- EARLY EXERCISE


    Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement.

I.       NOTICE OF STOCK OPTION GRANT
         ____________________________

[Optionee's Name and Address]
_____________________________

_____________________________

    You have been granted a nonstatutory stock option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement, as follows:

    Grant Number         __________________________________

    Date of Grant                   __________________________________

    Vesting Commencement Date       __________________________________

    Exercise Price per Share             __________________________________

    Total Number of Shares Granted  __________________________________

    Total Exercise Price                 __________________________________

    Term/Expiration Date:           __________________________________


  Exercise and Vesting Schedule:
  _____________________________

    This Option is exercisable immediately, in whole or in part, conditioned upon Optionee entering into a Restricted Stock Purchase Agreement with respect to any unvested Option Shares. The Shares subject to this Option shall vest and/or be released from the Company's repurchase option, as set forth in the Restricted Stock Purchase Agreement, according to the following schedule:

    25% of the Shares subject to the Option shall vest one year after the Vesting Commencement Date, and 1/36th of the Shares subject to the Option shall vest each month thereafter, so long as the Optionee's Continuous Status as an Employee or Consultant is not interrupted or terminated.

    Termination Period:
    ------------------

    This Option may be exercised, to the extent vested, for thirty (30) days after termination of Optionee's employment or consulting relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

II.      AGREEMENT
         ---------

         1.   Grant of Option.  Mercury Interactive Corporation (the "Company"),
              ---------------
hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the 1996 Supplemental Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference.

         2.   Exercise of Option.  This Option shall be exercisable during its
              ------------------
term in accordance with the provisions of Section 10 of the Plan as follows:

              (i)  Right to Exercise.
                   -----------------

                   (a) Subject to subsections 2(i)(b) through 2(i)(e) below, this Option shall be exercisable cumulatively according to the vesting schedule set out in the Notice of Grant. Alternatively, at the election of the Optionee, this option may be exercised in whole or in part at any time as to Shares which have not yet vested. For purposes of this Stock Option Agreement, Shares subject to Option shall vest based on continued employment of Optionee with the Company. Vested Shares shall not be subject to the Company's repurchase right (as set forth in the Restricted Stock Purchase Agreement, attached hereto as Exhibit B-1).

                   (b) As a condition to exercising this Option for unvested Shares, the Optionee shall execute the Restricted Stock Purchase Agreement.

                   (c) This Option may not be exercised for a fraction of a Share.

                   (d) In the event of Optionee's death, disability or other termination of the employment or consulting relationship, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(i)(e).

                   (e) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

              (ii) Method of Exercise.  This Option shall be exercisable by
                   ------------------
written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and, together with an executed copy of the Restricted Stock Purchase Agreement, if applicable, shall be delivered in person or by certified mail to the Secretary of the Company. The written notice and Restricted Stock Purchase Agreement shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice and Restricted Stock Purchase Agreement accompanied by the Exercise Price.

              No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

         3.   Optionee's Representations.  In the event the Shares purchasable
              --------------------------
pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

         4.   Method of Payment.  Payment of the Exercise Price shall be by any
              -----------------
of the following, or a combination thereof, at the election of the Optionee:

              (i) cash; or

              (ii) check; or

              (iii) a combination of the foregoing payment methods.

         5.   Restrictions on Exercise.  This Option may not be exercised if the
              ------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         6.   Termination of Relationship.  In the event an Optionee's
              ---------------------------
Continuous Status as an Employee or Consultant terminates, Optionee may, to the extent the Option was vested at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not vested in this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

         7.   Disability of Optionee.  Notwithstanding the provisions of Section
              ----------------------
6 above, in the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his or her Disability, Optionee may, but only within ninety (90) days from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Stock Option Agreement), exercise the Option to the extent the Option was vested at the date of such termination. To the extent that Optionee is not vested in the Option at the date of termination, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         8.   Death of Optionee.  In the event of termination of Optionee's
              -----------------
Continuous Status as an Employee or Consultant as a result of the death of Optionee, or the Optionee's death occurs within thirty (30) days after termination of Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised at any time within ninety (90) days following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested at the date of death. To the extent that Optionee is not vested in the Option at the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         9.   Non-Transferability of Option.  This Option may not be transferred
              -----------------------------
in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         10.  Term of Option.  This Option may be exercised only within the term
              --------------
set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         11.  Withholding and Employment Taxes Upon Exercise of Option.  Option
              --------------------------------------------------------
understands that, upon exercise of this Option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the shares over the exercise price. The Company will be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option. To the extent authorized by the Board in its sole discretion,

Optionee may make an election, by means of a form of election to be prescribed by the Board, to have shares of Common Stock or other securities of the Company which are acquired upon exercise of the Option withheld by the Company or to tender other shares of Common Stock or other securities of the Company owned by Optionee to the Company at the time of exercise of the Option to pay the amount of tax that would otherwise be required by law to be withheld by the company as a result of any exercise of the Option from amounts payable to such person. Any securities so withheld or tendered will be valued by the Company as of the day of exercise.

         12.  Tax Consequences.  Set forth below is a brief summary as of the
              ----------------
date of this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

              (i)  Exercise of NSO.  There may be a regular federal income tax
                   ---------------
liability and state income tax liability upon the exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. If the Optionee is subject to Section 16 of the Securities Act of 1934, as amended, the date of income recognition may be deferred for up to six months.

              (ii) Disposition of Shares.  In the case of an NSO, if Shares
                   ---------------------
are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and state income tax purposes.

              (iii) Section 83(b) Election for Unvested Shares Purchased
                    ----------------------------------------------------
                    Pursuant to Nonqualified Stock Options.
                    --------------------------------------
With respect to the exercise of a nonqualified stock option for unvested Shares, an election may be filed by the Optionee with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the
                                                   --------------
purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase. This will result in a recognition of taxable income to the Optionee on the date of exercise, measured by the excess, if any, of the fair market value of the Shares, at the time the Option is exercised over the purchase price for the Shares. Absent such an election, taxable income will be measured and recognized by Optionee at the time or times on which the Company's Repurchase Option lapses. Optionee is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit B-5 for reference.

      OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON OPTIONEE'S BEHALF.


                                    MERCURY INTERACTIVE CORPORATION



                                    By:____________________________


      OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

      Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.
Optionee further agrees to notify the Company upon any change in the residence address indicated below.


Dated:___________________       ________________________________
                                Optionee

                                Residence Address:

                                ________________________________

                                ________________________________

                                   EXHIBIT A
                                   ---------

                          1996 SUPPLEMENTAL STOCK PLAN

                                EXERCISE NOTICE


Mercury Interactive Corporation
470 Potrero Avenue
Sunnyvale, CA  94086



    1.   Exercise of Option.  Effective as of today, ___________, 19__, the
         ------------------
undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of Mercury Interactive Corporation (the "Company") under and pursuant to the ______________________________ 1996 Supplemental Stock Option Plan, as amended (the "Plan") and the Nonstatutory Stock Option Agreement dated ________, 19___ (the "Option Agreement").

    2.   Representations of Optionee.  Optionee acknowledges that Optionee has
         ---------------------------
received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

    3.   Rights as Stockholder.  Until the stock certificate evidencing such
         ---------------------
Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

         Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

    4.   Tax Consultation.  Optionee understands that Optionee may suffer
         ----------------
adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

    5.   Stop-Transfer Orders.
         --------------------

         (a)  Stop-Transfer Notices.  Optionee agrees that, in order to ensure
              ---------------------
compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         (b)  Refusal to Transfer.  The Company shall not be required (i) to
              -------------------
transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

    6.   Successors and Assigns.  The Company may assign any of its rights
         ----------------------
under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

    7.   Interpretation.  Any dispute regarding the interpretation of this
         --------------
Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

    8.   Governing Law; Severability.  This Agreement shall be governed by and
         ---------------------------
construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

    9.   Notices.  Any notice required or permitted hereunder shall be given in
         -------
writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

    10.  Further Instruments.  The parties agree to execute such further
         -------------------
instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

    11.  Delivery of Payment.  Optionee herewith delivers to the Company the
         -------------------
full Exercise Price for the Shares.

    12.  Entire Agreement.  The Plan and Notice of Grant/Option Agreement are
         ----------------
incorporated herein by reference. This Agreement, the Plan, the Option Agreement, and the Restricted Stock

Purchase Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.


Submitted by:                           Accepted by:

OPTIONEE:                               MERCURY INTERACTIVE CORPORATION


_________________________________       _________________________________
Signature                               By

_________________________________       _________________________________
Address                                 Title

_________________________________       _________________________________
                                        Date Accepted

                                  EXHIBIT B-1
                                  -----------

                      1996 SUPPLEMENTAL STOCK OPTION PLAN

                      RESTRICTED STOCK PURCHASE AGREEMENT


      THIS AGREEMENT is made between ____________________________________ (the
"Purchaser") and Mercury Interactive Corporation (the "Company") as of __________________, 199__.


                                    RECITALS
                                    --------

    (1) Pursuant to the exercise of the stock option (grant number ____) granted to Purchaser under the Company's 1996 Supplemental Stock Plan and pursuant to the Stock Option Agreement (the "Option Agreement") dated ___________ by and between the Company and Purchaser with respect to such grant, which Option Agreement is hereby incorporated by reference, Purchaser has elected to purchase _________ of those shares which have not become vested under the vesting schedule set forth in the Option Agreement ("Unvested Shares"). The Unvested Shares and the shares subject to the Option Agreement which have become vested are sometimes collectively referred to herein as the "Shares".

    (2) As required by the Option Agreement, as a condition to Purchaser's election to exercise the option, Purchaser must execute this Restricted Stock Purchase Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.

    1.   Repurchase Option.
         -----------------

         (a) If Purchaser's employment or consulting relationship with the Company is terminated for any reason, including for cause, death, and disability, the Company shall have the right and option to purchase from Purchaser, or Purchaser's personal representative, as the case may be, all of the Purchaser's Unvested Shares as of the date of such termination at the price paid by the Purchaser for such Shares (the "Repurchase Option").

         (b) Upon the occurrence of a termination, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his transferee or legal representative, as the case may be), within ninety
(90) days of the termination, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company's office. At the closing, the holder of the certificates for the Unvested Shares being transferred shall deliver the stock certificate or certificates evidencing the Unvested Shares, and the Company shall deliver the purchase price therefor.

         (c) At its option, the Company may elect to make payment for the Unvested Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, date of closing, and waiving the closing at the Company's office.

         (d) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the termination, the Repurchase Option shall terminate.

    2.   Transferability of the Shares; Escrow.
         -------------------------------------

         (a) Purchaser hereby authorizes and directs the secretary of the Company, or such other person designated by the Company, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

         (b) To insure the availability for delivery of Purchaser's Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under
Section 1, Purchaser hereby appoints the secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the secretary of the Company, or such other person designated by the Company, the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit B-2. The Unvested Shares and stock assignment shall be held by the secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit B-3 hereto, until the Company exercises its purchase right as provided in Section 1, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect. As a further condition to the Company's obligations under this Agreement, the spouse of the Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit B-4. Upon vesting of the Unvested Shares, the escrow agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

         (c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

         (d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

    3.   Ownership, Voting Rights, Duties.  This Agreement shall not affect in
         --------------------------------
any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

    4.   Legends.  The share certificate evidencing the Shares issued hereunder
         -------
shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

    5.   Adjustment for Stock Split.  All references to the number of Shares
         --------------------------
and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

    6.   Notices.  Notices required hereunder shall be given in person or by
         -------
registered mail to the address of Purchaser shown on the records of the Company, and to the Company at their respective principal executive offices.

    7.   Survival of Terms.  This Agreement shall apply to and bind Purchaser
         -----------------
and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

    8.   Section 83(b) Elections.
         -----------------------

         (a)  Election for Unvested Shares Purchased Pursuant to Nonqualified
              ---------------------------------------------------------------
              Stock Options. Purchaser hereby acknowledges that he or she has
              -------------
been informed that, with respect to the exercise of a nonqualified stock option for Unvested Shares, that unless an election is filed by the Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b)
- --------------
of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to the Optionee, measured by the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for the Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit B-5 for reference.

      PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER'S BEHALF.

    9.   Representations.  Purchaser has reviewed with his own tax advisors the
         ---------------
federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or represen tations of the Company or any of its agents. Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

    10.  Governing Law.  This Agreement shall be governed by and construed and
         -------------
enforced in accordance with applicable California state laws.

         Purchaser represents that he has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

      IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

PURCHASER:                              MERCURY INTERACTIVE CORPORATION:


_____________________________           _______________________________
Signature                               By

_____________________________           _______________________________
Address                                 Title

_____________________________           _______________________________
                                        Date Accepted

                                  EXHIBIT B-2
                                  -----------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE



      FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto __________________________________________________________________
________________ (__________) shares of the Common Stock of Mercury Interactive Corporation standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint _____________________________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

      This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between________________________ and the undersigned dated ______________, 19__.


Dated: _______________, 19__


Signature: ____________________

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "repurchase option," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                  EXHIBIT B-3
                                  -----------

                           JOINT ESCROW INSTRUCTIONS
                           -------------------------


                                                             _____________, 19__

Corporate Secretary
Mercury Interactive Corporation
470 Potrero Avenue
Sunnyvale, CA  94086
Attention:  Secretary



Dear _________________:

      As Escrow Agent for both Mercury Interactive Corporation (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

    1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

    2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's repurchase option.

    3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

    4. Upon written request of the Purchaser, but no more than once per calendar year, unless the Company's repurchase option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's repurchase option. Within 120 days after cessation of Purchaser's continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's repurchase option.

    5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

    6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

    7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

    8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

    9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

    10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

    11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

    12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

    13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

    14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

    15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

          COMPANY:              Mercury Interactive Corporation
                                470 Potrero Avenue
                                Sunnyvale, CA  94086

                                Attention:  Secretary

          PURCHASER:            _______________________________

                                _______________________________

                                _______________________________

                                _______________________________


          ESCROW AGENT:         Corporate Secretary
                                Mercury Interactive Corporation
                                470 Potrero Avenue
                                Sunnyvale, CA  94086

                                Attention:  Secretary

    16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

    17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

    18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                                MERCURY INTERACTIVE CORPORATION



                                _______________________________
                                By

                                _______________________________
                                Title




                                            PURCHASER


                                _______________________________
                                Signature


                                _______________________________
                                Typed or Printed Name



                                Escrow Agent:


                                ________________________________
                                Corporate Secretary

                                  EXHIBIT B-4
                                  -----------

                               CONSENT OF SPOUSE
                               -----------------


     I, ____________________, spouse of ___________________, have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of Mercury Interactive Corporation, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital prop erty in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________, 19____




                                        __________________________________

                                  EXHIBIT B-5
                                  -----------

                          ELECTION UNDER SECTION 83(b)
                          ----------------------------
                      OF THE INTERNAL REVENUE CODE OF 1986
                      ------------------------------------

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

    NAME:                       TAXPAYER:               SPOUSE:

    ADDRESS:

    IDENTIFICATION NO.:         TAXPAYER:               SPOUSE:

    TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows:__________ shares (the "Shares") of the Common Stock of Mercury Interactive Corporation (the "Company").

3.  The date on which the property was transferred is: _______________, 19__.

4.  The property is subject to the following restrictions:

    The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, or such property is:
    $__________________.

6.  The amount (if any) paid for such property is:
    $__________________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer or said property.

The undersigned understands that the foregoing election may not be revoked
- --------------------------------------------------------------------------
except with the consent of the Commissioner.
- -------------------------------------------


Dated:______________, 19__      _____________________________________
                                Taxpayer

The undersigned spouse of taxpayer joins in this election.



Dated:_____________, 19__       _____________________________________
                                Spouse of Taxpayer